                                                      Exhibit 4-C
                                                      to Form S-3

- -----------------------------------------------------------------
- -----------------------------------------------------------------


                 MASSACHUSETTS ELECTRIC COMPANY
          (FORMERLY WORCESTER COUNTY ELECTRIC COMPANY)

                               TO

               STATE STREET BANK AND TRUST COMPANY
        (FORMERLY SECOND BANK-STATE STREET TRUST COMPANY
                          SUCCESSOR TO
               THE SECOND NATIONAL BANK OF BOSTON)
                                            TRUSTEE
                         ---------------


                     SUPPLEMENTAL INDENTURE

            Dated as of
                         ---------------

                          Supplementing

                    FIRST MORTGAGE INDENTURE

                               and

                          DEED OF TRUST

         To The Second National Bank of Boston, Trustee

                    Dated as of July 1, 1949
                         ---------------

                 To Secure First Mortgage Bonds
                         ---------------

                                       ISSUE

                First Mortgage Bonds - Series

- -----------------------------------------------------------------
- -----------------------------------------------------------------

                 MASSACHUSETTS ELECTRIC COMPANY

                             SUPPLEMENTAL INDENTURE

               Dated as of
                         ---------------

                        TABLE OF CONTENTS
                   (Not part of the Indenture)


                                                             Page

CAPTIONS AND RECITALS. . . . . . . . . . . . . . . . . . . . . .1
        Form of Series     Bond [Face] . . . . . . . . . . . . .3
        Form of Trustee's Certificate. . . . . . . . . . . . . .6
        Form of Series     Bond [Reverse]. . . . . . . . . . . .7

GRANTING CLAUSES . . . . . . . . . . . . . . . . . . . . . . . 10
        Recital of Consideration.. . . . . . . . . . . . . . . 10
        Grant. . . . . . . . . . . . . . . . . . . . . . . . . 11
        Reservations and Exceptions. . . . . . . . . . . . . . 11
        Habendum . . . . . . . . . . . . . . . . . . . . . . . 12
        Trust Declaration. . . . . . . . . . . . . . . . . . . 12

ARTICLE 1. Covenants Regarding the Trust Estate. . . . . . . . 12
        1.01  Covenant against encumbrances. . . . . . . . . . 12
        1.02  Covenant of seisin; warranty . . . . . . . . . . 13

ARTICLE 2. Particular Provisions Concerning the Series    Bonds13
        2.01  Issue of Series     Bonds. . . . . . . . . . . . 13
        2.02  Form of Bond . . . . . . . . . . . . . . . . . . 14
        2.03  Dating and Interest Payments . . . . . . . . . . 14
        2.04  Limitations on amount. . . . . . . . . . . . . . 17
        2.05  Execution. . . . . . . . . . . . . . . . . . . . 17
        2.06  Transfer and exchange, etc.. . . . . . . . . . . 17
        2.07  Redemption . . . . . . . . . . . . . . . . . . . 18
        2.08  Replacement Fund and "net earnings" definition . 19
        2.09  Covenant with respect to section 13.03 of
                 Original Indenture. . . . . . . . . . . . . . 19

ARTICLE 3. Amendment to the Indenture. . . . . . . . . . . . . 20
        3.01  Section 3.03 of the Original Indenture . . . . . 20
        3.02  Section 3.04 of the Original Indenture . . . . . 20
        3.03  Section 3.04 of the Original Indenture . . . . . 21

                                                             Page

ARTICLE 4. Concerning the Trustee; Defeasance;
                 Miscellaneous Provisions. . . . . . . . . . . 21
        4.01  Concerning the Trustee . . . . . . . . . . . . . 21
        4.02  Defeasance . . . . . . . . . . . . . . . . . . . 22
        4.03  Supplemental to Original Indenture . . . . . . . 22
        4.04  No default under Original Indenture;
                 corporate authority . . . . . . . . . . . . . 22
        4.05  For benefit of parties and Bondholders only. . . 22
        4.06  Approval by Trustee of Bond form . . . . . . . . 22
        4.07  Date of Supplemental Indenture . . . . . . . . . 22
        4.08  Counterparts . . . . . . . . . . . . . . . . . . 23
        4.09  Cover, headings, etc.. . . . . . . . . . . . . . 23

TESTIMONIUM AND EXECUTION. . . . . . . . . . . . . . . . . . . 24

SCHEDULE A . . . . . . . . . . . . . . . . . . . . . . . . . . 25

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . . . . . 33

CERTIFICATE OF VOTES . . . . . . . . . . . . . . . . . . . . . 34

                  SUPPLEMENTAL INDENTURE, dated as of
       , between MASSACHUSETTS ELECTRIC COMPANY (formerly Worcester County Electric Company and hereinafter generally called the Company), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business and mailing address at 25 Research Drive, Westborough, Massachusetts, and STATE STREET BANK AND TRUST COMPANY (formerly Second Bank-State Street Trust Company, successor to The Second National Bank of Boston, and hereinafter generally called the Trustee), a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business and address at 225 Franklin Street, Boston, Massachusetts, and duly authorized to execute the trusts hereof.

    WHEREAS the Company has heretofore executed and delivered to State Street Bank and Trust Company, and its predecessors, as Trustee, its First Mortgage Indenture and Deed of Trust, dated as of July 1, 1949, and recorded, among other places, with Worcester District Deeds, of Worcester County, Massachusetts, Book 3201, Page 1 and Worcester Registry District of the Land Court as Document #12516 (hereinafter singly generally called the Original Indenture, and with this and all other indentures supplemental thereto collectively called the Indenture), whereby the Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged, and conveyed to the Trustee all and singular the property therein described, whether then owned or thereafter acquired, to secure its First Mortgage Bonds (hereinafter generally called the Bonds) of an unlimited (except as therein provided) permitted aggregate principal amount, to be issued in one or more series as provided in the Original Indenture; and

    WHEREAS the Original Indenture has heretofore been supplemented
and amended by                Supplemental Indentures, viz.:

    Supplemental Indenture                    Dated as of
    ----------------------                    -----------

    First Supplemental Indenture              March 1, 1951
    Second Supplemental Indenture             May 1, 1952
    Third Supplemental Indenture              October 1, 1955
    Fourth Supplemental Indenture             December 1, 1959
    Fifth Supplemental Indenture              July 1, 1961
    Sixth Supplemental Indenture              September 1, 1962
    Seventh Supplemental Indenture            December 1, 1963
    Eighth Supplemental Indenture             March 1, 1966
    Ninth Supplemental Indenture              April 1, 1968
    Tenth Supplemental Indenture              May 1, 1969
    Eleventh Supplemental Indenture           October 1, 1970
    Twelfth Supplemental Indenture            October 1, 1972
    Thirteenth Supplemental Indenture         October 1, 1975
    Fourteenth Supplemental Indenture         October 1, 1982

    Fifteenth Supplemental Indenture          June 1, 1986
    Sixteenth Supplemental Indenture          December 1, 1988
    Seventeenth Supplemental Indenture        July 1, 1989
    Eighteenth Supplemental Indenture         March 1, 1992
    Nineteenth Supplemental Indenture         January 1, 1993
    Twentieth Supplemental Indenture          September 1, 1993

(hereinafter referred to as the Prior Supplemental Indentures) whereby the Company has given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged, and conveyed to the Trustee all and singular the property therein specified, whether owned at the time of the execution or thereafter acquired by the Company, to secure its Bonds issued or to be issued in one or more series as provided in the Original Indenture; and

    WHEREAS the Company has heretofore issued under the Indenture
and had outstanding as of                 , the following aggregate
principal amount of First Mortgage Bonds:

       Series        Percent      Due           Amount
       ------        -------      ---           ------

          R          various    various$
          S          various    various$
          T          various    various$
          U          various    various$

(hereinafter referred to as the Outstanding Bonds); and

    WHEREAS the Company proposes to issue under the Indenture an additional series of Bonds, to be designated First Mortgage Bonds,
Series     (hereinafter generally called Series      Bonds or Bonds
of Series    ); and

    WHEREAS sections 4.07 and 4.17 of the Original Indenture provide that the Company will from time to time give further assurances to the Trustee, and will from time to time subject to the lien of the Indenture all after-acquired property included or intended to be included in the trust estate, and section 12.01 of the Original Indenture provides that the Company and the Trustee may from time to time enter into indentures supplemental to the Original Indenture for certain purposes as therein specifically set forth, among other things to provide for the issue of Bonds of a series other than Series A and the forms and provisions of such other series pursuant to the provisions of section 2.02 of the Original Indenture; and to add to the covenants and agreements of the Company such further covenants and agreements as the board of directors of the Company shall consider to be for the protection of the holders of the Bonds outstanding under the Indenture and for the protection of the trust estate; and

    WHEREAS section 3.04 of the Original Indenture makes provision for the application by the Company, upon compliance with the applicable provisions of the Indenture, for the certification and delivery of additional Bonds against the retirement of Bonds bearing a higher interest rate, which have not been bona fide sold, pledged or otherwise negotiated by the Company, and whereas the parties hereto desire to amend the Indenture in order to add provisions, not inconsistent with the security and protection intended for the protection of the Bondholders, to clarify such provisions and to better provide for the certification and delivery of additional Bonds based upon the retirement of Unissued Bonds; and

    WHEREAS the Company has determined to execute and the Trustee, at the request of the Company, has further determined to join in this Supplemental Indenture to make certain changes in the Indenture which shall not relieve the Company or the Trustee of any obligation which it would otherwise have to any holder, or in any manner impair the rights and remedies of any holder, of any of the Outstanding Bonds; and

    WHEREAS the Company desires to issue from time to time an
unlimited aggregate principal amount of Series     Bonds; and
currently, the Company has approval, to the extent required by law, from the Massachusetts Department of Public Utilities to issue from time to time $100,000,000 aggregate principal amount of Series
Bonds and execute and deliver this               Supplemental
Indenture; and all things necessary to make such issues of Series
   Bonds, in aggregate principal amount not in excess of $100,000,000, when executed by the Company and certified by the Trustee and delivered as herein and in the Original Indenture provided, the legal, valid, and binding obligations of the Company according to their tenor, and to make this Supplemental Indenture a legal, valid, and binding instrument supplemental to the Original Indenture, have in all respects been duly authorized; and

    WHEREAS the Series     Bonds and the Trustee's certificate and
the form of endorsement thereon are to be in substantially the following form:

                    [Form of Series     Bond]

                             [Face]

[IF APPLICABLE, INSERT - Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payments are made to Cede & Co., any TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede
& Co., has an interest herein.]


NUMBER                                      REGISTERED
                                            $
                                            CUSIP

                 MASSACHUSETTS ELECTRIC COMPANY

                 First Mortgage Bond, Series

                           %, Due

               Original Issue Date:

    MASSACHUSETTS ELECTRIC COMPANY, a Massachusetts corporation (hereinafter, with its successors and assigns as defined in the Indenture mentioned below, generally called the Company), for value
received, hereby promises to pay to                      or
registered assigns, on           ,      (or earlier as hereinafter
referred to) the principal sum of _______________________ DOLLARS
($           ) in lawful money of the United States of America, at
the corporate trust office in Boston, Massachusetts, of State Street Bank and Trust Company (hereinafter with its successors generally called the Trustee) or at the corporate trust office of its successor in the trusts created by the Indenture mentioned below, and in such other places, if any, as may be authorized for the purpose, and to pay interest thereon, in like lawful money, from the original issue date specified above, if the date hereof is prior to ____________, ____, or, if thereafter, from the first day of May or November, as the case may be, next preceding the date hereof to which interest has been paid or duly provided for (or from the date hereof if such date be either of said days and interest has been paid or duly provided for to such date), at the rate per annum specified below the title of this Bond, at said office of the Trustee, semiannually, on May 1 and November 1 of each year until payment of the principal hereof. Interest so payable, and punctually paid or duly provided for, on the first day of May or November will be paid to the person in whose name this Bond (or one or more Predecessor Bonds, as defined in said Indenture) is registered at the close of business on April 15 or October 15 (whether or not a business day) next preceding such first day of May or November. However, any such interest installment that is not punctually paid or duly provided for shall forthwith cease to be payable to the registered owner on such April 15 or October 15, as the case may be, and may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Bondholders not less than fifteen days prior to such special record date, or may be paid, at any time and without prior notice to Bondholders, to the person in whose name this Bond is registered at the close of business on the day next preceding the date of such payment, or may be paid at any time in any other lawful manner not inconsistent with the requirements
of any securities exchange on which the Series     Bonds may at the
time be listed and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest payable at maturity or upon earlier redemption will be payable to the person to whom the principal will be payable. At the option of the Company, interest may be paid by check payable to the order of and mailed to the address of the person entitled thereto as the name and address of such person shall appear on registration books maintained pursuant to said Indenture.

    Interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest will not accrue on the 31st day of any month.

    The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Indenture until the certificate hereon shall have been signed by the Trustee.

    IN WITNESS WHEREOF, Massachusetts Electric Company has caused this Bond to be executed, either manually or by facsimile, under its corporate seal by its officers thereunto duly authorized.

Dated:
                                 MASSACHUSETTS ELECTRIC COMPANY


By                               And By


     President                                         Treasurer






                      TRUSTEE'S CERTIFICATE

    This is one of the First Mortgage Bonds - Series     referred
to in the within mentioned Indenture.

                          STATE STREET BANK AND TRUST COMPANY,
                                                       As Trustee,

                                  By



                                           Authorized Signature

                    [Form of Series     Bond]

                            [Reverse]

                 MASSACHUSETTS ELECTRIC COMPANY

                 First Mortgage Bond, Series

                          %, Due

                 Original Issue Date:

    This Bond is one of a duly authorized issue of First Mortgage Bonds of the Company, issued or to be issued in one or more series,
the     series, of which this Bond is one, being designated First
Mortgage Bonds, Series    , and all of said Bonds of all series and
forms being issued or to be issued under and secured by a certain First Mortgage Indenture and Deed of Trust (herein, with all indentures stated to be supplemental thereto to which the Trustee
shall be a party, including a                  Supplemental
Indenture dated as of                  , generally called the
Indenture), to which Indenture, an executed counterpart of which is on file with the Trustee, reference is hereby made for a description of the property mortgaged and pledged to the Trustee as security for said Bonds, and for a statement of the nature and extent of the security, the terms and conditions upon which said Bonds are or are to be issued and secured, the rights and remedies under the Indenture of the holders of all of said Bonds, and the rights and obligations under the Indenture of the Company and of the Trustee; but neither the foregoing reference to the Indenture, nor any provision of this Bond or of the Indenture, shall affect or impair the obligation of the Company, which is absolute, unconditional, and unalterable, to pay, at the stated or accelerated maturities herein provided, the principal of and premium, if any, and interest on this Bond as herein provided.

    In certain events, on the conditions, in the manner, to the extent, and with the effect set forth in the Indenture,

         (1) the principal of this Bond may be declared and/or may become due and payable before the stated maturity hereof, together with the interest accrued hereon;

         (2) the Company and the Trustee may make modifications or alterations of the provisions of the Indenture and of this Bond with the consent of the holders of the percent of the principal amount of the Bonds at the time outstanding provided in the Indenture; provided, however, that no such alteration or modification shall (a) impair the obligation of the Company in respect of the principal of or premium or interest on any Bond, or extend the maturity or reduce the rate or extend the time of payment of interest thereon, or modify the terms of payment of such principal or interest without the consent of the holder thereof, (b) permit the creation of any lien prior to or on a parity with the lien of the Indenture except as expressly authorized by the Indenture, or (c) reduce the percentage of the principal amount of Bonds with the consent of the holders of which modifications or alterations may be made as aforesaid;

         (3) the holders of the percent of the principal amount of the Bonds at the time outstanding provided in the Indenture, may waive any existing default under the Indenture and the consequences of any such default, except a default in the payment of the principal of, premium, if any, or interest on any of the Bonds, and except a default arising from the creation of any lien prior to or on a parity with the lien of the Indenture; [IF APPLICABLE, INSERT - and]

         (4) upon payment of charges and compliance with other
    conditions as provided in the Indenture, the Series     Bonds
    [IF APPLICABLE, INSERT - not drawn for redemption] are interchangeable, at the principal office of the Trustee and at such other offices or agencies of the Trustee or of the Company as may be designated for the purpose, for like aggregate principal amounts of Bonds of the same series and original issue date with identical terms and provisions, in denominations of $1,000 or any integral multiples thereof (provided, however, the Company shall not be required to make transfers or exchanges during the 15 days preceding any interest payment date [IF APPLICABLE, INSERT - and during any reasonable period which may be necessary in connection with the selection by lot of Bonds to be redeemed]); and, except as aforesaid, this Bond [IF APPLICABLE, INSERT - , if not drawn for redemption,] is transferable on books to be kept by the Company at said office of the Trustee and at such other offices or agencies, upon surrender and cancellation hereof at any such office or agency, duly endorsed or accompanied by a duly executed instrument of transfer, and thereupon a new Bond or Bonds of the same series and original issue date with identical terms and provisions, for a like aggregate principal amount will be issued to the transferee or transferees in exchange for this Bond [IF APPLICABLE INSERT -; and

         (5) this Bond singly or together with all or less than all other Bonds of the same series, original issue date, and identical terms and provisions, or, if this Bond is for a principal amount exceeding $1,000, any part of the principal amount hereof constituting $1,000 or any integral multiple thereof, may be called for redemption at any time prior to maturity, whether or not on an interest payment date, upon prior notice given by a mailing thereof to the respective registered owners of such Bonds not less than thirty days prior to the redemption date [IF APPLICABLE, INSERT - (a) if at the option of the Company or through the application of moneys deposited with the Trustee as the basis for the issuance of Bonds, at the respective general redemption prices, stated as percentages of the called principal amount, set forth in Column A below [IF APPLICABLE, INSERT - provided, however, that neither this Bond nor any portion hereof shall be so redeemed
    prior to               ,     , if such redemption is for the
    purpose or in anticipation of refunding such Bond, or any portion hereof, through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted
    financial practice) of less than     % per annum,] and (b) if]
    through the application of replacement fund, release, insurance, eminent domain, or other moneys held by the Trustee, at the respective special redemption prices, stated as percentages of the called principal amount, set forth [IF APPLICABLE, INSERT - in Column B] below:


    IF REDEEMED AT
    ANY TIME IN THE
      RESPECTIVE            [COLUMN A]      [COLUMN B]
    TWELVE MONTHS'
    PERIOD BEGINNING
                              GENERAL           SPECIAL
    IN EACH OF THE          REDEMPTION       REDEMPTION
    FOLLOWING YEARS            PRICES           PRICES
    ---------------         ----------      ---------------

    [Table to be completed as provided in the certificate as to form.]


    together in each case with accrued and unpaid interest to the date fixed for redemption [IF APPLICABLE, INSERT -, provided, however, that neither this Bond nor any portion hereof shall be
    so redeemed prior to           ,     ]. If this Bond is called
    in whole or in part, and if provision has been duly made for notice of such call and for payment as required in the Indenture, thereafter this Bond, or such called part of the principal amount hereof, shall cease to be secured by the lien of the Indenture, no interest shall accrue on this Bond or such called part hereof on and after the date fixed for redemption, and the Company after said date fixed for redemption shall be under no further liability in respect of the principal of or premium, if any, or interest on this Bond or such called part hereof (except as expressly provided in the Indenture); and if less than the whole principal amount hereof shall be so called, the registered owner hereof shall be entitled, in addition to the sums payable on account of the part called, to receive, without expense to such owner, on surrender of this Bond duly endorsed or accompanied by a duly executed instrument of
    transfer, one or more Series     Bonds of the same series and
    original issue date with identical terms and provisions, for an aggregate principal amount equal to that part of the principal amount hereof not then called and paid].

    Payment of the principal of and/or premium, if any, on this Bond to the registered owner (or his registered assigns) hereof and payment of the interest on this Bond as hereinabove provided shall be a discharge of the Company, the Trustee, and any paying agent in respect of such principal, premium, and/or interest, as the case may be.

    No recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond against any incorporator, stockholder, director, officer, employee, or agent, past, present, or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, under any rule of law, statute, or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, stockholders, directors, officers, employees, and agents being waived and released.

                      [End of Form of Bond]

    NOW, THEREFORE, this              Supplemental Indenture
witnesseth that, pursuant to and in execution of the powers, authorities, and obligations conferred, imposed, and reserved in the Original Indenture, and every other power, authority, and obligation thereto appertaining and/or enabling, and in consideration of the premises, of the sum of $10 duly paid to the Company by the Trustee, and of other good and valuable considerations, receipt whereof upon the delivery of this
     Supplemental Indenture the Company hereby acknowledges, and for the purpose of confirming the Original Indenture as heretofore supplemented, and as an indenture hereby expressly stated to be supplemental to the Original Indenture, and in order to secure the equal pro rata payment (except as in the Indenture otherwise provided) of both the principal of and the interest on all of the Bonds at any time certified, issued, and outstanding under the

Indenture according to their tenor and the provisions of the Indenture, and to secure the faithful performance and observance of all the covenants, obligations, conditions, and provisions contained in the Bonds and in the Indenture, and in order to provide for the forms, provisions, and issue of the Series
Bonds;

    THE COMPANY HEREBY gives, grants, bargains, sells, warrants, pledges, assigns, transfers, mortgages, and conveys unto the Trustee, and its successors in the trusts of the Indenture, and its and their assigns, all and singular the property and rights and interests in property included in the trust estate and given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged, and conveyed, by the Original Indenture and the Prior Supplemental Indentures, or intended or required so to be, whether then or now owned or thereafter or hereafter acquired, except such properties or rights or interests in property as may have been released by the Trustee or sold or disposed of in whole or in part as permitted by the Original Indenture as heretofore supplemented and amended, including, without limiting the generality of the foregoing, the property and rights and interests in property specifically described in Schedule A hereto;

    SUBJECT, HOWEVER, in so far as affected thereby, to any mortgages or other encumbrances or liens constituting permitted liens as defined in the Original Indenture, the Prior Supplemental Indentures, or herein, to the liens, encumbrances, reservations, restrictions, limitations, covenants, interests, and exceptions, if any, set forth or referred to in the descriptions of such property contained in Schedules A thereto and hereto, none of which substantially interferes with the free use and enjoyment by the Company of the property and rights and interests in property hereinbefore described for the general purposes and uses of the Company's electric business;

    AND SUBJECT FURTHER, as to all property of any character acquired after the respective dates of the Original Indenture, the Prior Supplemental Indentures, and this
Supplemental Indenture, in so far as affected thereby, to any mortgages, encumbrances, or liens on such after-acquired property existing at the time of such acquisition or contemporaneously created, conforming to the provisions of section 4.16 of the Original Indenture;

    BUT SPECIFICALLY RESERVING AND EXCEPTING from the foregoing grant, pledge, assignment, transfer, mortgage, and conveyance, all property and rights and interests in property of the character specifically reserved and excepted from the grant, pledge, assignment, transfer, mortgage, and conveyance of the Original Indenture;

    TO HAVE AND TO HOLD the trust estate, with all of the privileges and appurtenances thereunto belonging, unto the Trustee, its successors in the trusts hereof, and its and their assigns, to its and their own use, forever;

    BUT IN TRUST NEVERTHELESS for the equal pro rata benefit, security and protection (except as provided in sections 2.09 and 2.10 of the Original Indenture, and except in so far as a sinking, improvement, or analogous fund or funds, established in accordance with the provisions of the Original Indenture, may afford particular security for Bonds of one or more series, and except for independent security as provided in section 2.02 of the Original Indenture) of the bearers and the registered owners of the Bonds from time to time certified, issued, and outstanding under the Indenture, and the bearers of the coupons appertaining thereto, without (except as aforesaid) any preference, priority, or distinction whatever of any one Bond over any other Bond by reason of priority in the issue, sale, or negotiation thereof, or otherwise;

    PROVIDED, HOWEVER, and these presents are upon the condition, that if the Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Bonds at the times and in the manner therein and in the Indenture provided, and shall keep, perform, and observe all and singular the covenants, agreements and provisions in the Bonds and in the Indenture expressed to be kept, performed, and observed by or on the part of the Company, then the Indenture and the estate and rights thereby and hereby granted shall, pursuant to the provisions of Article 15 of the Original Indenture, cease, determine, and be void, but otherwise shall be and remain in full force and effect.

    AND IT IS HEREBY COVENANTED, DECLARED, AND AGREED, upon the trusts and for the purposes aforesaid, as set forth in the following covenants, agreements, conditions, and provisions, viz.:

                           ARTICLE 1.

              COVENANTS REGARDING THE TRUST ESTATE.

    1.01. The Company covenants that the property specifically described in the granting clauses hereof, including Schedule A hereto, and now owned by the Company, is wholly free from and unencumbered by any defect, mortgage, pledge, charge, or other encumbrance or lien, of any kind, superior to or on a parity with the lien of the Indenture, except only taxes for the current year not yet due, and those liens, encumbrances, and defects, if any, referred to in said granting clauses; and the Company will duly and punctually remove, perform, pay, and discharge or, if it contests, will stay (and indemnify the Trustee from time to time to the satisfaction of the Trustee against) the enforcement of all obligations and claims arising or to arise out of or in connection with each and all thereof.

    The Company will not create or suffer any other mortgage, pledge, charge, or material encumbrance or lien, of any kind, superior to or on a parity with the lien of the Indenture, upon the property included in the trust estate, or any part thereof, now owned or hereafter acquired, except only such as are permitted by the provisions of section 4.16 of the Original Indenture.

    1.02. The Company covenants that it is lawfully seised in fee simple of the real estate, and owns outright and is lawfully possessed in its own right, absolutely, and unconditionally, of the other property and rights constituting the trust estate, described in the granting clauses hereof, including Schedule A hereto, and now owned by the Company, and has good title to, and full power and authority to give, grant, bargain, sell, warrant, pledge, assign, transfer, mortgage, and convey the property, rights, and interests hereby presently given, granted, bargained, sold, warranted, pledged, assigned, transferred, mortgaged, and conveyed or purported or intended so to be, all subject only to taxes for the current year not yet due, and to those liens, encumbrances, and defects, if any, referred to in said granting clauses; and the Company will warrant and defend the title to the property from time to time included in the trust estate, and every part thereof, to the Trustee, against all claims and demands whatsoever of any person and all persons claiming or to claim the same or any interest therein, subject only as aforesaid, to permitted liens, and to mortgages, encumbrances, and liens on after-acquired property of the character permitted by section 4.16 of the Original Indenture.

                           ARTICLE 2.

      PARTICULAR PROVISIONS CONCERNING THE SERIES     BONDS

    In addition to the provisions of the Indenture applicable by their terms, the following provisions relating to the form and
provisions of the Series     Bonds are established as follows:

    2.01.  The Series     Bonds shall be issued from time to time
upon delivery to the Trustee of a certificate as to form signed by the president or the treasurer of the Company setting forth the matters described below.

    Each issue of the Series     Bonds shall be designated in such
manner as to distinguish it from all other issues. Bonds of each such issue shall be identical in tenor and effect. The certificates as to form shall designate, within such limits as may be from time to time established by a directors' resolution, the designation and amount of the issue, the date of maturity (which date shall be not less than nine months nor more than thirty years from the original issue date of such issue of Bonds), the interest rate, the provisions for call and redemption, if any, including any premium or premiums payable thereon.

    2.02.  The Series     Bonds shall consist of fully registered
Bonds without coupons in denominations of $1,000 or any integral multiple thereof authorized by a certificate as to form, with distinguishing letters and/or numbers as may be determined by a certificate as to form, and all as approved by the Trustee. The
permanent Series     Bonds and Trustee's certificate shall be
substantially in the forms hereinbefore recited, with appropriate insertions, omissions, and variations approved by the Trustee for the different issues and denominations. The permanent Series
Bonds shall be lithographed on steel engraved tints (or, (i) if so authorized by the certificate as to form, engraved either fully or partially in such manner as to meet the listing requirements of any
securities exchange on which such Series     Bonds may at the time
be listed or (ii) if so authorized by the certificate as to form, printed, photocopied, or otherwise reproduced in such manner as to meet the requirements of a depository with which the Series
Bonds may be placed).

    The certificate as to form may also provide that ownership of
all of such Series     Bonds shall be evidenced by one or more
certificates placed with a depository.  If, after the initial
issuance of an issue of the Series     Bonds which had been placed
with a depository, the depository is no longer willing or able to
hold such issue of the Series     Bonds, the Company may determine
that ownership of such Series     Bonds shall be evidenced in the
usual certificated form and shall advise the Trustee of its determination. In such event, the Company shall take actions necessary to withdraw such Series V Bonds from the depository and shall prepare and execute and cause to be authenticated and delivered replacement Series V Bonds, in certificate form, to the beneficial owners thereof. No provision of the certificate as to form with respect to matters referred to in this paragraph shall be
made applicable to the holder of a Bond or Bonds of Series     the
original issue date of which is prior to the date of the certificate as to form, except at the option of such holder.

    2.03.  Notwithstanding the provisions of the third paragraph of
section 2.01 of the Original Indenture, each Series     Bond shall
be dated and bear interest as set forth in this section 2.03.

    Each Series     Bond shall be dated the date of its
certification and delivery.

    Interest will be payable from the interest payment date next preceding the date thereof to which interest has been paid or duly provided for, (i) unless the date thereof is an interest payment date to which interest has been paid or duly provided for, in which case the interest shall be payable from such date, or (ii) unless the date thereof is prior to the first interest payment date for that issue, in which case the interest shall be payable from the
original issue date of such issue of Series     Bonds.

    Interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. Interest will not accrue on the 31st day of any month.

    Except as hereinafter provided, the interest installment on any
Series     Bond which is payable, and is punctually paid or duly
provided for, on any first day of May or November shall be paid to the person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the relevant regular record date, namely, April 15 or October 15 (whether or not a business day) next preceding.

    All Series     Bonds with an original issue date which is after
the record date for a particular interest payment date shall bear interest from such original issue date, but payment of interest shall commence on the second interest payment date succeeding said original issue date.

    Any interest installment on any Series     Bond which is
payable, but is not punctually paid or duly provided for (in whole or in part), on any first day of May or November (herein called Defaulted Interest) shall forthwith cease to be payable to the registered owner on the relevant regular record date, and such Defaulted Interest may be paid by the Company, at its election in each case, in either of the ways provided in clause (i) or clause
(ii) below:

    (i) The Company may elect to make payment of any Defaulted
Interest to the persons in whose names the Series     Bonds (or
their respective Predecessor Bonds) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted
Interest proposed to be paid on each Series     Bond and the date
of the proposed payment which shall be not less than forty-five days after the receipt by the Trustee of such notice of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen days nor less than five days prior to the date of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each owner of Series
Bonds, at the owner's address on the transfer registry, not less than fifteen days prior to such special record date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper or newspapers printed in the English language, customarily published on each business day, of general circulation in each city or place where interest is payable, but such publication shall not be a condition precedent to the establishment of such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to
the persons in whose names the Series     Bonds (or their
respective Predecessor Bonds) are registered on such special record date and shall no longer be payable pursuant to the following clause (ii).

    (ii) The Company may elect to make payment of any Defaulted Interest in any other lawful manner not inconsistent with the
requirements of any securities exchange on which Series     Bonds
may at the time be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

    Interest payable at maturity or upon earlier redemption will be payable to the person to whom the principal will be payable in accordance with the provisions of the Indenture.

    As used herein "Predecessor Bonds" of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond certified and delivered in lieu of a destroyed or lost Bond shall be deemed to evidence the same debt as the destroyed or lost Bond.

    Subject to the foregoing provisions of this section 2.03, each
Series     Bond upon transfer of or exchange for or in lieu of any
other Series     Bond of the same original issue date and identical
terms and provisions shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Series Bond.

    Payment of the principal of and/or premium, if any, on any
Series     Bond to the registered owner (or the owner's registered
assigns) thereof and payment of the interest on any such Bond as therein and in this section 2.03 provided shall be a discharge of the Company, the Trustee, and any paying agent in respect of such principal, premium and/or interest, as the case may be.

    2.04. The permitted aggregate principal amount of Series Bonds which may be executed by the Company and certified by the Trustee shall not be limited except as otherwise provided in
Article 3 of and elsewhere in the Original Indenture, and except that the aggregate principal amount of Bonds certified, delivered and outstanding at any time shall never in any event exceed the amount at that time permitted by law.

    2.05.  All of the Series     Bonds shall be executed, in the
name and on behalf of the Company and under its corporate seal impressed or imprinted thereon, by its president or one of its vice-presidents, and by its treasurer or one of its assistant treasurers, and shall be expressed to take effect as sealed instruments. The signature of any or all of these officers on the
Series     Bonds may be either manual or facsimile.  In case any
officer of the Company who shall have signed or sealed any of the
Series     Bonds shall not have been such officer on the date borne
by the Bonds, or shall cease to be such officer before the Bonds so signed or sealed shall have been actually certified and/or delivered, such Bonds, nevertheless, by presentation to the Trustee for certification, or by delivery, shall be adopted by the Company and may be certified and delivered as herein provided, and thereupon shall be issued hereunder and shall be as binding upon the Company as though the person who signed or sealed such Bonds had been such officer of the Company on the date borne by the Bonds and on the date of certification and delivery.

    2.06.  The Series     Bonds shall be transferable and
exchangeable for other fully registered bonds of the same series, original issue date and identical terms and provisions, and may be presented for payment, and notices, requests, and demands in
respect of the Series       Bonds may be served or made, in the
manner and upon the conditions, including the payment of applicable
charges, set forth in the form of Series       Bonds hereinbefore
recited and in section 2.06 of and elsewhere in the Original

Indenture; provided, however, that the owner of any Series     Bond
shall be entitled to transfer or exchange such Bond without charge (except for any stamp tax or other governmental charge incident thereto); and provided, further, that the Company shall not be
required (i) to issue, transfer or exchange any Series       Bond
during the fifteen days next preceding any interest payment date and during any reasonable period which may be necessary in connection with the selection by lot of Bonds to be redeemed, or
(ii) to transfer or exchange any Series     Bond so selected for
redemption in whole or in part.

    2.07.  The certificate as to form shall provide, as to an issue
of Series     Bonds, whether such Bonds may be called, as a whole
or in part, and whether any part of the principal amount thereof, may be called, at the option of the Company or pursuant to any applicable provision of the Original Indenture or this
   Supplemental Indenture, for redemption at any time prior to maturity, whether or not on an interest payment date, in each case upon not less than 30 days' prior notice given as hereinafter provided, at the applicable redemption price, together in each case with accrued and unpaid interest to the redemption date. The certificate as to form may provide, as to any issue of Series Bonds, that none of such Bonds shall be so called for a period of years, as set forth in the certificate. The applicable redemption price shall be as set forth in the certificate as to form.

    The certificate as to form may provide, as to any issue of
Series     Bonds, that none of such Bonds shall be redeemed prior
to a stated date at general redemption prices if such redemption is for the purpose or in anticipation of refunding such Bonds, or any part thereof, through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than the effective interest cost to the Company of such Bonds.

    Notice of such redemption shall be given, money for such redemption shall be deposited with and held and applied by the Trustee, and such redemption shall be carried out in the manner and with the effect specified in sections 5.02, 5.03, and 5.04 of the Original Indenture, subject to the provisions of this paragraph. "Published Notice" with respect to any redemption of Series
Bonds need not be given but a similar notice shall be mailed, first-class postage prepaid, at least thirty days prior to any
redemption date of Series     Bonds, to each owner of the Bonds to
be redeemed, at such owner's address on the transfer registry. As a convenience, but not as a condition precedent to a redemption, the Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice of redemption to be published at least once in a newspaper or newspapers printed in the English language, customarily published on each business day and of general circulation in each city or place where the principal of the Bonds is payable. In case the Company shall have elected to
redeem less than all the outstanding Series     Bonds, it shall, in
each such instance, at least fifteen days before the date upon which mailing of the notice of redemption herein mentioned is required to be made, notify the Trustee in writing of such election and of the aggregate principal amount of Bonds to be redeemed and
the original issue date or dates of the Series     Bonds from which
redemption is to be made, and the Trustee shall thereupon select
the Bonds to be redeemed from the outstanding Series     Bonds of
the appropriate issue or issues not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection or redemption of portions of the principal of Bonds of denominations greater than $1,000 the portions of the principal of the Bonds so selected for partial redemption to equal $1,000 or an integral multiple thereof (provided, however, no remaining part of such bond shall be less than $1,000), and within ten days after receiving the aforesaid notice shall notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed. In case the Company shall have elected to redeem less than all of an issue
of the outstanding Series     Bonds, the notice of redemption shall
state, among other things, the identification (by numbers, groups of numbers ending in the same digit, or series of digits, or otherwise) and, in the case of partial redemption of Bonds of denominations greater than $1,000, the respective principal amounts of the Bonds to be redeemed. Installments of interest on any
Series     Bonds maturing on or prior to the redemption date of
such Bond shall continue to be payable as provided in section 2.03
of this                  Supplemental Indenture.

    2.08. The provisions of section 5.06 of the Original Indenture (as amended by section 3.01 of the Second Supplemental Indenture and sections 2.07 of the Fourth and Sixth Supplemental Indentures)
shall be operative so long as any Series     Bonds are outstanding;
and the provisions of sections 2.07 and 2.08 of the Fourth Supplemental Indenture, which by said sections are expressed to be operative so long as any Series E Bonds are outstanding, shall be
operative so long as any Series     Bonds are outstanding, but
subject to the provision of section 2.07 of the Sixth Supplemental
Indenture.

    2.09.  The Company covenants that so long as any Series
Bonds are outstanding it will not request a successor corporation to deliver Bonds to the Trustee in the manner and with the effect set forth in paragraphs (2), (3), and (4) of section 13.03 of the Original Indenture.

ARTICLE 3
AMENDMENT TO THE INDENTURE

    3.01 There is hereby added to Article 3 section 3.02 of the Original Indenture two new paragraphs at the conclusion of section 3.02 reading as follows:

         "The Company may, from time to time, and upon furnishing the Trustee with the documents set forth in this section and in section 3.03, direct the Trustee to acknowledge on its books the right of the Company to request the certification and delivery of Bonds pursuant to section 3.04 up to the amount set forth in such direction. Such rights are hereinafter called "Unissued Bonds." Any additional property used as the basis for the acknowledgment of the Unissued Bonds shall be deemed funded for the purposes of any certificate required under any section of this Indenture, and such Unissued Bonds shall be deemed to be Bonds outstanding hereunder for the purposes of this section, section 3.03 and section 3.04 (including in any application or certificate required hereby or thereby) in the principal amounts and having the interest rates and maturity dates as set forth in the written application therefor but shall not have any voting rights or be deemed to be Bonds outstanding hereunder for any other purpose. The Trustee, upon being furnished by the Company with an officers' certificate surrendering the rights evidenced by any Unissued Bonds, shall acknowledge upon its books the cancellation of said Unissued Bonds. Any canceled Unissued Bonds not used theretofore against the issuance of Bonds pursuant to section 3.04 shall thereafter be treated as though they had never been outstanding.

         The authorizing directors' resolutions and forms required by paragraph (a) of this section 3.02 and the authorizations and forms in the documents required by paragraphs (b), (e), and (f) of this section as applicable to Unissued Bonds shall be considered subsumed in the authorizations and forms for the Bonds to be ultimately issued pursuant to section 3.04. The opinion required pursuant to paragraph (d) of this section shall be appropriately modified to reflect the use of the Unissued
    Bonds as herein provided."

    3.02 Section 3.04 of Article 3 of the Original Indenture is hereby amended by adding in the 1st line after "and delivered" the following:

          "and Unissued Bonds may be acknowledged by the Trustee."

    3.03 There is added to Article 3 section 3.04 of the Original Indenture two new paragraphs at the conclusion of section 3.04 reading as follows:

         "References herein to the certification and delivery of Bonds to the aggregate amount of Bonds which shall have been retired and which are unfunded shall be considered to include the aggregate amount of Unissued Bonds which the Trustee has acknowledged pursuant to section 3.02 and section 3.03 and which are unfunded and not otherwise cancelled. Such Unissued Bonds shall be deemed to be funded to the extent that they have been used as the basis for the certification and delivery of Bonds pursuant to this section.

         Any application of the Company for the authentication and delivery of Bonds pursuant to this section against "Unissued Bonds" created in accordance with section 3.02 shall be accompanied by an officers' certificate stating that retirements since July 1, 1949, were not greater than the amount payable as an improvement fund since July 1, 1949, and, unless there has been filed a net earnings certificate including the interest charges on the Unissued Bonds within the calendar year preceding the date of the application, shall be accompanied by a net earnings certificate satisfying the requirement of paragraph (d) of section 3.03 as far as applicable."

                           ARTICLE 4.

               CONCERNING THE TRUSTEE; DEFEASANCE;
                    MISCELLANEOUS PROVISIONS

    4.01.  The Trustee accepts the trusts under this
    Supplemental Indenture, and shall be entitled to, may exercise and shall be protected by all the rights, powers, privileges, immunities, and exemptions provided in the Original Indenture, and the provisions concerning the same are adopted and
made applicable to this                Supplemental Indenture as
fully as if set forth herein at length.  The recitals of fact
contained herein and in the Series     Bonds (except the
Trustee's certificate upon said Bonds) shall be taken as the statements of the Company and the Trustee assumes no responsibility for the same. The Trustee makes no representations as to the value of the trust estate or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby or by the Indenture, or as to the validity of this
Supplemental Indenture or of the Series     Bonds. The Trustee
shall not be taken impliedly to waive hereby any right it would otherwise have.

    4.02.  This                Supplemental Indenture shall
become void when the Original Indenture shall become void.

    4.03.  This                Supplemental Indenture is hereby
expressly stated to be supplemental to the Original Indenture and, as provided in the Original Indenture, shall form a part thereof and shall be so construed. Except as herein expressly otherwise defined, the use of terms and expressions herein is in accordance with the definitions, uses and expressions contained in the Original Indenture.

    4.04. The Company warrants that at the date of execution and delivery hereof the Company is not in default in any respect under any of the provisions of the Original Indenture as heretofore supplemented or of the Outstanding Bonds, and covenants that it will perform and fulfill all the terms, covenants, and conditions of the Indenture to be performed and fulfilled by the Company. The Company is duly organized and existing under the laws of The Commonwealth of Massachusetts and is duly authorized under all applicable provisions of law to
create and issue the Series      Bonds and to execute this
       Supplemental Indenture.  All corporate action on its part
for the creation and issue of the Series     Bonds and for the
execution and delivery of this                 Supplemental
Indenture has been duly and effectively taken.  The Series
Bonds in the hands of the holders thereof, and this
        Supplemental Indenture, are and will be, respectively, the legal, valid, and binding obligations of the Company.

    4.05.  All the covenants and provisions of this
 Supplemental Indenture and of the Series     Bonds are for the
sole and exclusive benefit of the parties hereto and the holders of the Bonds, and no others shall have any legal, equitable, or other right, remedy, or claim under or by reason of this
      Supplemental Indenture or of the Series     Bonds.

    4.06.  The Trustee hereby approves the form of the permanent
Series     Bonds and the form of Trustee's certificate pertaining
thereto, all as hereinbefore recited, and the form of this Supplemental Indenture.

    4.07.  This               Supplemental Indenture is stated to
be dated as of                      .  This is intended as and
for a date for reference and for identification, the actual time of the execution hereof being the date set forth in the testimonium clause hereof.

    4.08.  This                 Supplemental Indenture may be
executed in any number of counterparts, each of which shall be deemed an original; and such counterparts shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

    4.09.  The cover of this                  Supplemental
Indenture and all article and description headings, and the table of contents and marginal headings and notes, if any, are inserted for convenience only, and shall not affect any construction or interpretation hereof.

    IN WITNESS WHEREOF, Massachusetts Electric Company has caused
this            Supplemental Indenture to be executed, and its
corporate seal to be hereto affixed, by its officers thereunto duly authorized, and State Street Bank and Trust Company has
caused this              Supplemental Indenture to be executed,
and its corporate seal to be hereto affixed, by its officers thereunto duly authorized, all as of the day and year first above
written, but actually executed on the          day of
                 .

                                 MASSACHUSETTS ELECTRIC
                                       COMPANY,





                                 By:
                                           _______________
                                           _______________


ATTEST:
                _______________
                _______________




                                 STATE STREET BANK AND TRUST
                                   COMPANY,

                                 As Trustee,



                                 By:
                                           _________________
                                           _________________


ATTEST:
                _________________
                _________________

                           SCHEDULE A

THE COMMONWEALTH OF MASSACHUSETTS    )
                                     )  ss.
COUNTY OF                            )

    On this        day of                  , before me personally
appeared                          and                          ,
to me personally known, who, being by me duly sworn, did say that
they are                           and                         ,
respectively, of Massachusetts Electric Company, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them on behalf of said corporation by authority of its Board of
Directors; and the said                       and
     acknowledged said instrument to be the free act and deed of said corporation.






                                     Notary Public
                                     My commission expires



THE COMMONWEALTH OF MASSACHUSETTS    )
                                     )  ss.
COUNTY OF                            )

    On this          day of                    , before me
personally appeared                           and
        , to me personally known, who, being by me duly sworn,
did say that they are                              and
          , respectively, of State Street Bank and Trust Company, that the seal affixed to the foregoing instrument is the corporate seal of said trust company and that said instrument was signed and sealed on behalf of said trust company by authority of
its Board of Directors; and the said                       and
                 acknowledged said instrument to be the free act and deed of said trust company.






                                     Notary Public
                                     My Commission expires

    I,                             ,
of Massachusetts Electric Company, a corporation duly organized under the laws of The Commonwealth of Massachusetts and having its principal place of business in Westborough, Massachusetts, hereby certify that at a special meeting of the stockholders of said Company, duly called and held at 25 Research Drive, Westborough, Massachusetts, on October 18, 1982, by the affirmative action of at least a majority of the Company's shares outstanding and entitled to vote thereon, upon motion duly made and seconded, the following vote was duly adopted:

Voted: That the Board of Directors of the Company is authorized to vote to mortgage all or substantially all of the Company's property, including its franchises, in connection with the issue from time to time of the Company's bonds and other actions under the Company's First Mortgage Indenture and Deed of Trust and supplements thereto.

    I further certify that at a regular meeting of the Board of Directors of said Company, duly called and held at 25 Research
Drive, Westborough, Massachusetts, on
       , at which meeting a quorum was present and acting throughout, by the affirmative action of all the directors present, upon motions duly made and seconded, the following votes were duly passed:

Voted: That this Company mortgage all or substantially all of its property, including its franchises, in connection with the issue of the New Bonds and other actions under the Indenture.

Voted: That the form, terms, and provisions of the supplemental indentures created for each additional issue and/or series of New Bonds, a form of which is presented to this meeting, and hereby ordered filed as Exhibit "_" with the minutes of the meeting, are hereby approved; and the President, any Vice President, the Treasurer, and any Assistant Treasurer are severally authorized, in the name and on behalf of the Company, to execute, under the corporate seal attested by the Clerk or any Assistant Clerk, to acknowledge and to deliver, an instrument in substantially the form of said Exhibit "_", with appropriate provisions relating to principal amounts, maturity dates, interest rates, interest payment dates, provisions for redemption, and refunding provisions, as well as other terms and conditions for the specific issue and/or series of New Bonds, within such limits as may be established from time to time by this Board, the total principal amount of New Bonds to be issued under said supplemental indentures to be unlimited, and with such further modifications as the officers executing said supplemental indentures shall approve, in as many counterparts as the officer so acting may deem advisable, and to cause the same to be filed and recorded and refiled and rerecorded as they or any one or more of them shall deem advisable, such execution and delivery to be conclusive evidence that same is authorized by this vote.

Voted: That the Board of Directors considers the additions to and amendment of the covenants and agreements of the Indenture, as contained in the form of the supplemental indenture attached hereto as Exhibit "__", to be for the protection of the holders of the Bonds outstanding under said Indenture and for the protection of the trust estate.


    And I further certify that, as appears from the records of
said Company,                       is the                , being
duly authorized to execute in the name and on behalf of said
Company the foregoing                  Supplemental Indenture
dated as of                      , and I am
      of said Company, duly authorized to attest the ensealing of
said                     Supplemental Indenture; that the
foregoing                   Supplemental Indenture, to which this
Certificate is attached, is substantially in the form presented to and approved at said directors' meeting held on
          ; that the foregoing is a true and correct copy of the votes passed at each of said meetings as recorded in the records of said Company; and that said votes remain in full force and effect without alteration.

    WITNESS my hand and the corporate seal of Massachusetts
Electric Company on                                        .




                                  (Assistant) Clerk